UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2013

CACHE, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

0-10345	59-1588181
(Commission File Number)	(IRS Employer Identification No.)

1440 Broadway

New York, New York 10018
(Address of principal executive offices and zip code)

(212) 575-3200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Executive Vice President, Chief Financial Officer

On August 1, 2013, Margaret J. Feeney, Executive Vice President, Chief Financial Officer, of Cache, Inc. (the “Company”), resigned from the Company effective immediately.

Appointment of New Executive Vice President, Chief Financial Officer

On August 7, 2013, Anthony F. DiPippa, age 44, joined the Company as Executive Vice President, Chief Financial Officer. Mr. DiPippa comes to Cache with over 16 years of experience in finance with leading companies, including W.B. Mason, Godiva Chocolatier, Dun and Bradstreet and Procter & Gamble. Since February 2010, Mr. DiPippa was Chief Financial Officer of W. B. Mason, an office products and furniture company. Prior to W. B. Mason, from July 2005 to January 2010, Mr. DiPippa held the position of Vice President, North America Finance at Godiva Chocolatier.

In connection with his hiring, the Company and Mr. DiPippa entered into an offer letter. The offer letter provides that Mr. DiPippa will have an initial annual base salary of $350,000. Mr. DiPippa is guaranteed 25% of his base salary as a bonus at the end of 2013 with the potential to earn a bonus of up to 35% of his base salary based on performance. Additionally, the Company will grant Mr. DiPippa 75,000 shares of restricted stock. The restricted shares will be subject to vesting over a three year period. The vesting for each year of the three year grant is based on service, the Company’s corporate earnings and an earnings stretch goal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHE, INC.

Date: August 7, 2013
/s/ Jay M. Margolis
Jay M. Margolis
Chairman and Chief Executive Officer